UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 26, 2006
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-15385	84-1290152

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5301 Hollister Road, Suite 250
Houston, Texas	77040

(Address of principal executive offices)	(Zip Code)
(713) 934-3855
(Registrant’s telephone number,
including area code)
                    N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On September 26, 2006, Charles E. Ramey, Chief Executive Officer of US Dataworks, Inc. (the “Company”), loaned the Company five hundred thousand dollars ($500,000) pursuant to an unsecured promissory note dated September 24, 2006 (the “Note”). The Note bears an interest rate of 8.75% per annum and has a maturity date of September 25, 2007.
     On September 27, 2006, the Company entered into a Purchase and Sale Agreement with Catalyst Finance, L.P. (“Catalyst”) for sale of certain of its accounts receivables. The Company’s borrowing costs under this Agreement range from 1.25% to 20% of the gross amount of the receivables sold to Catalyst based on the timing of collection. To date, the Company has sold $305,350 in accounts receivable. The Agreement will continue in effect until terminated by either party.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: October 2, 2006

US DATAWORKS, INC.
By:	/s/ John J. Figone
John J. Figone
Vice President and Corporate Counsel